0000
Certificate Number

* 0,000,000 *
Shares

ALTERNUS ENERGY INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

Par Value $0.001
Common Stock

CUSIP NO. 739213106

This Certifies That * SPECIMEN *

Is The Owner Of * ZERO *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

ALTERNUS ENERGY INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated:

VINCENT BROWNE
Chief Executive Officer

ALTERNUS ENERGY INC.
Corporate
Seal
NEVADA

Countersigned and Registered:
BY ClearTrust, LLC
Transfer Agent

JOSEPH DUEY
Chief Financial Officer

Authorized Signature
www. ClearTrustOnline.com